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                                                                   EXHIBIT 10.39


                        MATTEL LONG-TERM INCENTIVE PLAN
                        -------------------------------

                                   ARTICLE I
                                   ---------

                  ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE
                  ------------------------------------------

     This Long-Term Incentive Plan is established by Mattel, Inc. for the purpose of providing long-term incentive rewards for key executives who are in a position to increase shareholder value and to build the net worth of the Company. To assist in this goal, the Plan helps to focus those executives upon the Company's financial objectives of profitability, asset management, and revenue growth. The effective date of this Plan is January 1, 1993.


                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

     2.1  Code.  "Code" shall mean the Internal Revenue Code  of
1986 and the regulations promulgated thereunder.

     2.2  Committee. "Committee" shall mean the Committee described in Section
5.1 below.

     2.3 Company. "Company" shall mean Mattel, Inc. and any of its subsidiaries whose employees participate in the Plan.

     2.4  Covered Employee.

          (a) "Covered Employee" means any individual who is, on the last day of the Company's taxable year:

                (i)   The Chief Executive Officer; or

                (ii) Among the four highest compensated individuals (other than the Chief Executive Officer).

          (b) The determination as to which individuals are Covered Employees is determined in accordance with the rules of the Securities and Exchange Commission, except that an individual will not be a Covered Employee unless he or she is employed by the Company on the last day of its taxable year.

     2.5  Outside Director.

          (a) Whether a director is an "Outside Director," will be determined under Code Section 162(m). An individual will constitute an "Outside Director" only if he or she:

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                    (i)    Is not a current employee of the Company;


                    (ii) Is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan);

                    (iii)  Has not been an officer of the Company; and

                    (iv) Does not receive any remuneration from the Company, either directly or indirectly, in any capacity other than as a director. Remuneration will be considered to be paid to a director if amounts are paid to an entity:

                                      (A)   In which the director holds more
                than 50% of the ownership interest;

                                      (B)   Which employs the director; or

                                      (C)   Of which the director holds at least
                5% but not more than 50% of the ownership interests.


                (b) Payments will not be taken into account for purposes of Clauses (B) and (C) of Paragraph (a)(iv) above if the total amounts paid by the Company during the preceding year did not exceed the lesser of $60,000 or 5% of the recipient's income.

                (c) For purposes of this Section 2.5, "Company" shall include the other members of the affiliated group of corporations, within the meaning of Code Section 1504.

     2.6 Participant. "Participant" shall mean an employee of the Company (or of a subsidiary) that has been selected to participate in the Plan.

     2.7  Plan. "Plan" shall mean the Mattel, Inc. Long-Term Incentive Plan.


                                  ARTICLE III
                                  -----------

                           ELIGIBILITY AND BENEFITS
                           ------------------------

     3.1  Separate Standards.

          (a) The Committee may elect to establish separate standards for purposes of determining eligibility to participate and benefits for each year. These standards shall be set forth in minutes of the Committee.

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     3.2  No Discretion.

          (a) The Committee has the discretion to modify the Plan to take into account the effect of unforeseen or extraordinary events or accounting changes.

          (b) Notwithstanding the provisions of Paragraph (a), the Committee shall not have any discretion to increase the benefits payable to any Participant who is a Covered Employee, to the extent precluded by Code
     Section 162(m).

     3.3 Shareholder Approval. Notwithstanding the above, effective for payments that are deductible in years beginning on or after January 1, 1994, no payments to Covered Employees may be made under the Plan unless and until:


          (a) The shareholders of the Company approve the Plan in a separate vote, with affirmative votes being cast by the majority of the voting shares; and

                    (i) For this purpose, abstentions are not counted unless applicable law provides otherwise.

                    (ii) Shareholder approval must be obtained every five (5) years.

          (b) The Committee certifies in writing that the performance goals and any other material terms were satisfied. This requirement may be satisfied by means of a certificate in approved minutes of the Committee.

                                  ARTICLE IV
                                  ----------

                              PAYMENT OF BENEFITS
                              -------------------


     4.1 Designation of Beneficiary. In the event of the death of a Participant prior to the date on which the Participant's benefit is paid, the benefit (if any) shall be paid to the Participant's surviving spouse. If the Participant does not have a surviving spouse, the benefit (if any) will be paid to his or her estate.

     4.2 Payees under Legal Disability. If the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Committee may have the payment made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

     4.3 Payment of Benefits. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant (if applicable), to that of his or her surviving spouse). Each Participant shall be responsible for furnishing the Committee with his or her current address.

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                                   ARTICLE V
                                   ---------
                              PLAN ADMINISTRATION
                              -------------------

     5.1 Committee. Authority to administer the Plan shall be vested in the Compensation/Options Committee of the Board of Directors of Mattel, Inc. ("Committee"). Only Outside Directors may be members of the Committee, and the Committee must have at least two members.

     5.2 Administrative Powers. The Committee shall have all powers necessary to administer the Plan. In addition to any and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

          (a) To designate agents to carry out responsibilities relating to the Plan;

          (b) To administer, interpret, and answer all questions which may arise under this Plan. The determinations by the Committee will be binding upon all parties, to the maximum extent permitted by law;

          (c) To establish rules and procedures for the conduct of its business and for the administration of the Plan; and

          (d) To perform or cause to be performed such further acts as it may deem necessary or appropriate in the administration of the Plan.

     5.3  Indemnification.

          (a) To the maximum extent permitted by law, the Company shall indemnify each member of the Committee and of the Board of Directors of the Company against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under the Plan. This indemnity shall not apply if the individual:

                (i) Acted fraudulently or in bad faith in the performance of his or her duties; or

                (ii) Fails to assist the Company in defending against the claim.

          (b) The Company shall have the right to select counsel and to control the prosecution or defense of the suit.

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               (c)  The Company shall not be required to indemnify any person for any amount incurred through settlement of any action unless the Company consents in writing to the settlement.

                                  ARTICLE VI
                                  ----------

                             MISCELLANEOUS MATTERS
                             ---------------------


     6.1 Amendment and Termination. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors.

     6.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily.

     6.3 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give a participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time.

     6.4 Governing Law. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, Mattel, Inc. has caused this instrument to be executed.


                                 MATTEL, INC.



                                 By:   /s/ E. Joseph McKay
                                       -------------------

                                 Its:  Senior Vice President, Human Resources
                                       -------- -----------------------------

                                 Date: January 1, 1994
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